DATED 3rd July 2021

AVIA TRUST LIMITED

and

I WIN ASSET MANAGEMENT LIMITED

INVESTEMENT MANAGEMENT AGREEMENT

CONTENTS

THIS AGREEMENT is made on the 3rd day of July 2021

BETWEEN:

(1) **AVIA TRUST LIMITED**, a company incorporated in Hong Kong whose registered office is at is located at Room 9A, 9/F Fortis Tower, 77-79 Gloucester Road, Wanchai, Hong Kong (the "**Company**"); and

(2) **I WIN ASSET MANAGEMENT LIMITED**, a company incorporated in Hong Kong whose registered office is located at Room 1916, Hong Kong Plaza, 188 Connaught Road West, Sai Wan, Hong Kong (the "**Investment Manager**").

(collectively, the "**Parties**")

WHEREAS:

(A) The Company is a limited liability company incorporated in the Hong Kong on 23rd March 2017, registered as a trust company under Part 8 of the Trustee Ordinance (Cap. 29).

(B) The Investment Manager (CE number: BPR443) is regulated by the Securities and Futures Commission in Hong Kong to conduct Type 4 (advising on securities) and Type 9 (asset management) regulated activities as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong).

(C) The Investment Manager agrees to provide the Company with investment management services on the terms and subject to the conditions set out in this Agreement.

IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.01 In this Agreement (including the Recitals), unless the context otherwise requires, the following words and expressions shall have the following meanings:

"Articles"	the memorandum and articles of association of the Company in force from time to time;
"Assets"	the assets (including cash) which the Company authorizes the Investment Manager to manage from time to time;
"associated company"	a company: (a) which is a subsidiary or holding company of another company or a subsidiary of the holding company of such other company, as those terms are defined in Section 2 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong); or (b) whose issued and paid up equity share capital (of any class) is beneficially owned at least one fifth by another company (in accordance with the requirements for disclosure in the consolidated accounts of a corporate group pursuant to Section 129 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);
"Board"	the board of Directors from time to time;
"Business Day"	a day (other than Saturday) on which banks in Hong Kong are generally open for business;
"Director"	a director of the Company from time to time;
"HK$"	Hong Kong dollars, the lawful currency of Hong Kong;
"Hong Kong"	the Hong Kong Special Administrative Region of the PRC;
"PRC"	the People's Republic of China;
"SFC"	means the Securities and Futures Commission of Hong Kong;

"SFO"	means the Securities and Futures Ordinance, Chapter 571 of the laws of Hong Kong;
"Securities Ordinance"	Securities Ordinance, Chapter 333 of the Laws of Hong Kong;

1.02 In this Agreement, unless the context otherwise requires:

(a) headings in this Agreement are for convenience only and shall not affect its construction;

(b) words in this Agreement importing any gender include the other genders and the plural includes the singular and vice-versa;

(c) a reference to a Clause and sub-Clause is to a clause and sub-clause of this Agreement;

(d) a reference to this Agreement or any other agreement shall be construed as a reference to such agreement as amended or supplemented from time to time;

(e) a reference to the Company or the Investment Manager shall be deemed to include a reference to its or their duly authorised agents or delegates;

(f) reference to the Company shall where the context permits include any subsidiary of the Company from time to time; and

(g) reference to **"records"** and **"documents"** shall include any forms of records and documents whether they are prepared or compiled in electronic form or otherwise.

1.03 Unless otherwise defined herein, a word which is given a meaning by the Articles, Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or the Securities Ordinance shall where the context so admits have the same meaning in this Agreement.

2. REGULATORY STATUS

2.01 The Investment Manager is licensed by the SFC pursuant to the SFO to carry on type 4 (advising on securities) and type 9 (asset management) regulated activity with CE Number BPR443.

2.02 The Company confirms that it falls within the definition of "professional investor" set out in Part 1 of Schedule 1 to the SFO.

2.03 The Company consents to being treated as a professional investor and acknowledges and confirms that the Investment Manager has explained both the consequences of being treated as a professional investor and its right to withdraw from such treatment.

2.04 The Investment Manager will not hold client money. The Investment Manager will not hold or have possession of any investments or other assets of the Company. Money, investments and other assets comprising the Assets shall be held in accordance with the custody arrangements agreed with banks or brokers and dealers, approved and appointed by the Company and on terms agreed by the Company.

3. APPOINTMENT OF INVESTMENT MANAGER

The Company hereby retains the Investment Manager, and the Investment Manager hereby agrees to act as investment manager and to provide investment management services to the Company in accordance with the provisions of this Agreement. Except as expressly provided in this Agreement, or as the Investment Manager may be otherwise authorised, the Investment Manager has no authority to act for or represent the Company and the Investment Manager shall not be deemed an agent of the Company.

4. POWERS AND DUTIES OF INVESETMENT MANAGER

4.01 The Investment Manager shall have full and complete discretion in the making and execution of investment decisions for the Company and to invest and re-invest the Assets of the Company and, from time to time, to liquidate any of the Assets, without the requirement for any authorisation from the Company which is additional to that contained in this Agreement.

4.02 The Company shall furnish the Investment Manager with duly completed and executed powers of attorney or any other form of authorisation which may be required by the Investment Manager or the stockbrokers, securities or commodities dealers with whom the Company shall have opened and maintain trading accounts to constitute the Investment Manager the duly authorised representative of the Company for the operation of these trading accounts.

4.03 Schedule 1 lists out the initial trading accounts authorized to be managed by the Investment Manager and the Company may instruct to cancel such authorization of any existing account or establish new accounts from time to time.

5. DELEGATION OF POWERS AND DUTIES

5.01 Without in any way affecting the generality of the powers given to the Investment Manager hereunder, the Investment Manager shall have full power to delegate to any person, all or any of the powers, authorities and discretions exercisable by it under the provisions of this Agreement and without in any way affecting the generality of the foregoing the Investment Manager may in carrying out and performing the duties and obligations on its part herein contained:

(a) by power of attorney or writing or otherwise appoint any person to be attorney or agent of the Investment Manager for such purposes and with such powers, authorities or discretions (not exceeding those vested in the Investment Manager) as the Investment Manager thinks fit and the Investment Manager may supersede or suspend any such agent for such cause or reason as it may in its sole discretion think sufficient with or without assigning any cause or reason and either absolutely or for such time as it may think proper; and

(b) appoint and engage any investment or portfolio managers, investment advisers, brokers, valuers, solicitors, accountants, qualified advisers and without limitation such other persons as may be necessary, usual or desirable for the purpose of exercising its powers and performing its obligations;

PROVIDED THAT the Investment Manager shall remain liable for the fees and acts and omissions of any attorneys, agent or other person appointed by the Investment Manager pursuant to this Clause 5.01.

5.02 Any attorney, agent or other person appointed or engaged by the Investment Manager as aforesaid may include a person which is an associate of the Investment Manager or an employee of such person provided that any fees payable to such person or employee shall not exceed a normal and reasonable commercial fee for the performance of the relevant service.

6. AUTHORITY

The Company hereby vests in the Investment Manager such power and authority to act for it and on its behalf as is necessary for the Investment Manager in the lawful and proper exercise

of its powers hereunder and to enable the Investment Manager to properly perform the duties on its part contained in this Agreement.

7. UNDERTAKINGS AND LIABILITY OF INVESTMENT MANAGER

In the absence of bad faith, fraud, wilful default or negligence on the part of the Investment Manager, its board of directors, officers or agents, the Investment Manager shall not be liable to the Company or to any Shareholder for any act or omission in the course of or in connection with the services rendered by it hereunder or for any decline in the value of the Assets or any loss whatsoever that may result to the Company as a consequence of the lawful and proper performance of the obligations and duties of the Investment Manager hereunder (except as otherwise specifically provided for herein).

8. MANAGEMENT FEES

The Company shall pay to the Investment Manager a management fee of 1% of the total value of the Assets per annum, payable on or before the last day of each and every quarter (i.e. the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December), in a pro-rata basis if applicable. The fees payable to the Investment Manager will be paid net of tax in respect thereof, other than any Hong Kong profits tax payable by the Investment Manager.

9. EXPENSES

The Company shall reimburse the Investment Manager for all its out-of-pocket expenses reasonably and properly incurred in the proper performance of its duties including taxes (other than Hong Kong profits tax).

10. TERM

Subject to Clause 11, the appointment of the Investment Manager hereunder shall commence from 3rd July 2021 (the **"Commencement Date"**) unless and until terminated by either the Company or the Investment Manager by serving not less than three (3) days' notice in writing to the other party.

11. TERMINATION

11.01 The Company or the Investment Manager may terminate this Agreement with immediate effect at any time by written notice to the other party in any of the following events:

(a) if one of the parties goes into liquidation (except a voluntary liquidation for the purposes of reconstruction or amalgamation on terms previously agreed by the other party), or if a receiver is appointed of the whole or any substantial part of the assets or undertaking of the other party or an administrator is appointed of that party or if that other party convenes a meeting of creditors or makes or purposes to make any arrangement or composition with or assignment for the benefit of its creditors or ceases or threatens to cease to carry on its business; or

(b) if one of the parties commits any material breach of this Agreement which (if such breach is capable of remedy) is not remedied within twenty-eight (28) days from the date of a written request served by the aggrieved party requiring that the breach complained of be remedied.

11.02 The Company shall be entitled to terminate this Agreement at any time without compensation to the Investment Manager by giving written notice to the Investment Manager if:

(a) the Investment Manager is negligent or guilty of wilful misconduct in relation to its obligations under this Agreement or in its business acting as investment manager/adviser for other entities generally; or

(b) the Investment Manager ceases to be a registered investment adviser in Hong Kong.

11.03 On termination of the appointment of the Investment Manager under the provisions of this Clause 11, the Investment Manager shall be entitled to receive all fees and other monies accrued up to the date of such termination; and the Investment Manager shall deliver to the Company, or as the Company shall direct, all books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to the Company in the possession of or under the control of the Investment Manager.

12. POTENTIAL CONFLICTS OF INTEREST

12.01 It is acknowledged by the Company that the Investment Manager may, in the course of carrying out its business, have potential conflicts of interest with the Company. Accordingly, it is agreed that the Investment Manager, its associated companies or its board of directors will be free to render services similar to those which the Investment Manager is providing to the Company to other clients (including other funds) so long as the Investment Manager's services to the Company set out herein are not thereby impaired. Further, the Investment

Manager or its respective associated companies or any director of the Investment Manager may receive commission, brokerage and other charges in relation to the sale or purchase of any investment by the Company. Additionally, the Investment Manager, its associated companies or its board of directors may act as underwriter for securities sold to the Company or provide investment management and/or advisory services to other clients (including other funds).

12.02 It is acknowledged by the Company that investment services may be provided by associated companies of the Investment Manager to other clients and may be provided to new clients (including new funds) for which they receive fees. Instances may arise in which the interest of such associated companies conflicts with those of the Company.

12.03 The Investment Manager shall devote such time and effort to the Company's business as is necessary to promote the interests of the Company. If, however, conflicts in relation to the allocation of resources and attention and the allocation of investment opportunities identified by the Company arise between the Company and other funds managed or advised by, and/or other clients of, the Investment Manager, the Investment Manager will attempt to allocate such investment opportunities between the Company and other funds managed or advised by, and/or other clients of, the Investment Manager on a reasonable basis, after taking into account factors such as the total amount available for investment by the Company and by such other funds managed or advised by, and/or other clients of, the Investment Manager as well as whether such other funds and/or clients have any existing interest in the proposed investment.

12.04 The Investment Manager may draw upon the research capabilities of and information resources available to it or its associated companies, and also the research and investment ideas of other companies whose brokerage services it utilises. The Investment Manager reserves the right for itself and its associated companies to co-invest on their own or for other funds and/or clients with the Company, although any such co-investment must be made on terms no better than those in which the Company is investing, and may also make investments in companies in which the Company has previously invested. The Investment Manager shall, in any event, disclose to the Company any transaction involving investments in which the Company has invested or may reasonably be expected to invest before the Investment Manager enters into such transaction on its own account or on behalf of any third party by giving a notice to the Board to that effect, provided always that the Investment Manager shall not be required to disclose information about its other clients which is subject to client confidentiality.

12.05 The Investment Manager undertakes that during the term of the Agreement, it will disclose to the Company any potential conflict of interest involving the Company of which it is aware or which has been brought to its attention before entering into any transaction involving such potential conflict of interest.

12.06 It is acknowledged by the Company that the Investment Manager may promote, manage, advise or otherwise be involved in any other funds or investment companies and is authorised to receive and retain soft commission from brokers, dealers, agents, investment advisers or other persons in consideration of directing transactions in relation to the assets and investments of the Company to these persons provided that those goods and services comprised in such soft commission are of demonstrable benefit to the Company, that the transaction execution is consistent with best execution standards and that the brokerage rates payable to the said persons are not in excess of customary full service brokerage rates.

13. SOFT DOLLARS AND CASH REBATES

13.01 The Investment Manager may, and the Company each acknowledge and agree that the Investment Manager may, in the provision of its services in respect of the Company under this Agreement receive goods or services (soft dollars) from a broker or a dealer in consideration of directing transaction business in respect of the Company to such broker or dealer provided that:

(a) the goods or services are of demonstrable benefit to the Company;

(b) the transaction execution is consistent with best execution standards and the brokerage rates paid are not in excess of customary full-service brokerage rates.

(c) such acceptance would be in compliance with all applicable requirements of any codes and guidelines issued by the SFC from time to time.

13.02 The goods and services referred to in Clause 13.01 shall not include any goods and services as may be prohibited from time to time by any code or guideline issued by the SFC.

13.03 The Investment Manager may, and the Company each acknowledge and agree that the Investment Manager may, in the provision of its services in respect of the Company under this Agreement receive and retain cash or money rebates from any broker or dealer provided that the brokerage rates paid are not in excess of customary full service brokerage rates.

14. CONFIDENTIALITY

The Investment Manager agrees that it will not at any time before or after the termination of this Agreement disclose confidential information to any person not authorised by the Company by prior written consent to receive the same, or use any such information for any purpose other than in the performance of the Investment Manager's duties hereunder, except where it is under a legal or regulatory obligation to do so, and the Investment Manager shall use all reasonable endeavours to prevent any such disclosure as aforesaid. **"Confidential information"** as referred to in this Clause 14 is confidential information in relation to the

Company or to the affairs of the Company of which the Investment Manager shall have become possessed during the term of this Agreement but shall exclude information which becomes generally available to the public other than as a result of a disclosure by the Investment Manager, its associated companies, its agents and/or each of their respective directors, officers, employees and agents.

15. RELATIONSHIP OF THE PARTIES

15.01 The relationship of the Investment Manager to the Company is one of independent contractor and agent and nothing whatsoever contained in this Agreement or otherwise shall be construed to result in or create any relationship between the parties other than one of contract and, without limitation, the relationship hereby created does not result in the establishment of any partnership, joint venture or other similar entity between the parties hereto. Except as expressly provided in this Agreement, the Investment Manager shall have no authority to bind, obligate or represent the Company.

15.02 In exercising the rights and duties under this Agreement, the Investment Manager is authorised to act for the Company and on behalf of the Company pursuant to the provisions of this Agreement and to any directions by the Board.

16. NOTICES

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or e-mail address set out below (or such other address or fax number as the addressee has by seven (7) days' prior written notice specified to the other party):

To the Company:	Room 9A, 9/F Fortis Tower 77-79 Gloucester Road Wanchai Hong Kong
E-mail Address:	operations-atl@avia.com.hk
Attention:	The Board of Directors
To the Investment Manager:	Room 1916, Hong Kong Plaza 188 Connaught Road West Sai Wan Hong Kong
E-mail Address:	am@iwinsec.com
Attention:	The Manager

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, by post, two business days after the date of posting, or by recorded delivery, when actually delivered to the relevant address; and (b) if given or made by e-mail, when despatched subject to confirmation of error-free transmission.

17. GENERAL

17.01 Except as otherwise expressly provided, this Agreement shall not be amended nor shall any provision of this Agreement be considered modified or waived nor shall any breach of this Agreement (whether or not previously waived) be considered waived.

17.02 No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or exercise of any other right or remedy. The rights or remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

17.03 Any illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provisions.

18. MISCELLANEOUS

18.01 No variation of this Agreement shall be effective unless made in writing and signed by all the parties.

18.02 This Agreement is made out in 2 (two) original copies, one for each of the Parties. All original copies hereof are identical and legally equal.

19. GOVERNING LAW AND JURISDICTION

This Agreement shall be construed in accordance with and be governed by the laws of Hong Kong and the parties hereto hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong.

20. EXECUTION

The Parties have executed this Agreement on the day and year first above written.

For and on behalf of the Company,

For and on behalf of
Avia Trust Limited

Authorized Signature(s)

Chiu Wai Lap
Director
Avia Trust Limited

For and on behalf of the Investment Manager,

Fong Wai Lok Raymond
Executive Director
I Win Asset Management Limited

SCHEDULE ONE
INITIAL TRADING ACCOUNTS AUTHORIZED TO BE MANAGED BY THE INVESTMENT MANAGER

Account 1

Name of Broker:	Tiger Brokers Singapore Pte Ltd
Account ID:	50847867
Account Name:	Avia Trust Limited
User ID:	IWinRaymond
Authorized Person(s) of the Investment Manager:	Fong Wai Lok Raymond